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                                                                     EXHIBIT 4.6






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                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 1, 2000

                                 BY AND BETWEEN

                         TOREADOR RESOURCES CORPORATION

                                       AND

                     EARL E. ROSSMAN, JR., AS REPRESENTATIVE
                       OF THE HOLDERS (AS DEFINED HEREIN)










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                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................1
         Section 1.01.     Definitions............................................................................1

ARTICLE II........................................................................................................2
         Section 2.01.     Merger Registration....................................................................2
         Section 2.02.     Contingent Registration................................................................3
         Section 2.03.     Registration Procedures................................................................3
         Section 2.04.     Expenses...............................................................................5
         Section 2.05.     Obligations of Holders and Others in Registration......................................5
         Section 2.06.     Indemnification........................................................................6

ARTICLE III.......................................................................................................8
         Section 3.01.     Communications.........................................................................8
         Section 3.02.     Counterparts...........................................................................8
         Section 3.03.     Headings...............................................................................8
         Section 3.04.     Governing Law..........................................................................8
         Section 3.05.     Severability of Provisions.............................................................8
         Section 3.06.     Entire Agreement.......................................................................8
         Section 3.07.     Attorneys' Fees........................................................................9
         Section 3.08.     Amendment..............................................................................9
         Section 3.09.     Successors and Assigns.................................................................9


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                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement ("Agreement") is made and entered into as of August 1, 2000, by and between Toreador Resources Corporation, a Delaware corporation (the "Company"), and Earl E. Rossman, Jr., the Representative of the Holders (as defined below).

                  This Agreement is made pursuant to the Agreement and Plan of Merger by and among the Company, Toreador Acquisition Corporation, a wholly-owned subsidiary of the Company (the "Merger Sub"), and Texona Petroleum Corporation ("Texona") dated as of August 1, 2000 (the "Agreement and Plan of Merger"). Pursuant to the terms of the Agreement and Plan of Merger, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing (as defined in the Agreement and Plan of Merger) under the Agreement and Plan of Merger.

                  The parties agree as follows:

                                    ARTICLE I

                  Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein which are defined in the Agreement and Plan of Merger are used herein as so defined. The terms set forth below are used herein as so defined:

                  "Contingent Registrable Securities" means (i) the Contingent Shares (as defined below) and (ii) any shares of common stock of the Company, $0.15625 par value (the "Common Stock") issued or issuable at any time or from time to time prior to the filing of the Contingent Registration Statement (as defined below) in respect of the Contingent Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company.

                  "Contingent Registration Statement" means a registration statement or statements on a form available to the Company to register for sale all of the Contingent Registrable Securities to the extent beneficially owned by the Holders on the date of filing such registration statement pursuant to a non-underwritten offering.

                  "Contingent Shares" means any shares of Common Stock obtained pursuant to the Merger (as defined below) which are subject to issuance on or prior to June 1, 2001 in accordance with the terms of the Agreement and Plan of Merger.

                  "Holder" means the record holder of (i) any Merger Shares,
(ii) any Contingent Shares, (iii) any Merger Registrable Securities (as defined below), or (iv) any Contingent Registrable Securities.

                  "Merger" means the merger of the Merger Sub with and into Texona.

                  "Merger Date" means the date the closing of the transactions contemplated by the Agreement and Plan of Merger occurs, except for the issuance of the Contingent Shares.



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                  "Merger Registrable Securities" means (i) the Merger Shares and (ii) any shares of Common Stock issued or issuable at any time or from time to time prior to the filing of the Merger Registration Statement (as defined below) in respect of the Merger Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company.

                  "Merger Registration Statement" means a registration statement or statements on a form then available to the Company to register for resale all of the Merger Registrable Securities to the extent beneficially owned by the Holders on the date of filing of the registration statement pursuant to a non-underwritten offering.

                  "Merger Shares" means any shares of Common Stock obtained on the Merger Date pursuant to the Merger.

                  "Representative of the Holders" means Earl E. Rossman, Jr. with all the powers as set forth in Section 3.4 of the Agreement and Plan of Merger.

                                   ARTICLE II

                  Section 2.01. Merger Registration. (a) Any time on or after November 1, 2000 and prior to December 31, 2000 (the "Merger Registration Filing Period"), the Company shall file under the Securities Act of 1933, as amended (the "Securities Act"), the Merger Registration Statement so that the Merger Registrable Securities may be sold in such manner as the Holders thereof shall determine.

                  (b) As expeditiously as reasonably practicable after filing, the Company shall use its reasonable best efforts to have declared effective the Merger Registration Statement. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of the Merger Registration Statement for up to 180 days after the end of the Merger Registration Filing Period (i) if the Company is engaged in or contemplating within the Merger Registration Filing Period a public underwritten offering of its securities and the Company reasonably believes that the filing or effectiveness of the Merger Registration Statement could adversely affect the offering covering the Merger Registrable Securities or (ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing or effectiveness of the Merger Registration Statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged.

                  (c) The Company shall be entitled to include in the Merger Registration Statement filed pursuant to this Section 2.01, securities of the Company to be sold by the Company for its own account. Any Person other than a Holder entitled to piggy-back registration rights with respect to the Merger Registration Statement filed pursuant to this Section 2.01 may include securities of the Company with respect to which such rights apply in the Merger Registration Statement for sale.

                  (d) The Company hereby agrees to use its best reasonable efforts to keep the Merger Registration Statement effective for a period of at least one hundred eighty (180) days



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following its effectiveness (unless all of the Merger Registrable Securities are sold or otherwise disposed of prior thereto (the "Merger Registration Period")).

                  Section 2.02. Contingent Registration. (a) Within 180 days following issuance of the Contingent Registrable Shares (the "Contingent Registration Filing Period"), the Company shall file under the Securities Act, the Contingent Registration Statement so that the Contingent Registrable Securities may be sold in such manner as the Holders thereof shall determine.

                  (b) As expeditiously as reasonably practicable after filing, the Company shall use its reasonable best efforts to have declared effective the Contingent Registration Statement. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or effectiveness of the Contingent Registration Statement for up to 180 days after the end of the Contingent Registration Filing Period (i) if the Company is engaged in or contemplating within the Contingent Registration Filing Period a public underwritten offering of its securities and the Company reasonably believes that the filing or effectiveness of the Contingent Registration Statement could adversely affect the offering covering the Contingent Registrable Securities or
(ii) the Board of Directors of the Company determines in its reasonable judgment and in good faith that the filing or effectiveness of the Contingent Registration Statement or the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged.

                  (c) The Company shall be entitled to include in the Contingent Registration Statement filed pursuant to this Section 2.02, securities of the Company to be sold by the Company for its own account. Any Person other than a Holder entitled to piggy-back registration rights with respect to the Contingent Registration Statement filed pursuant to this Section 2.02 may include securities of the Company with respect to which such rights apply in the Contingent Registration Statement for sale.

                  (d) The Company hereby agrees to use its best reasonable efforts to keep the Contingent Registration Statement effective for a period of at least one hundred eighty (180) days following its effectiveness (unless all of the Contingent Registrable Securities are sold or otherwise disposed of prior thereto (the "Contingent Registration Period")).

                  Section 2.03. Registration Procedures. When the Company is required pursuant to this Agreement to effect the registration of the Merger Registrable Securities or the Contingent Registrable Securities under the Securities Act, the Company will:

                  (a) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Merger Registration Statement and the Contingent Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Merger Registration Statement and the Contingent Registration Statement effective (i) until, with respect to the Merger Registration Statement, the earlier of the end of the Merger Registration Period or the sale or disposition of all of the Merger Registrable Securities, (ii) until, with respect to the Contingent Registration Statement, the earlier of the end of the Contingent Registration Period or the sale or disposition of all of the Contingent Registrable Securities, (iii) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition



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of the Merger Registrable Securities covered by the Merger Registration
Statement in accordance with the intended method of disposition set forth in such Merger Registration Statement for such period, and (iv) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Contingent Registrable Securities covered by the Contingent Registration Statement in accordance with the intended method of disposition set forth in such Contingent Registration Statement for such period,

                  (b) as expeditiously as reasonably practicable, furnish to each Holder such number of copies of the prospectus and the preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request, in order to facilitate the public sale or disposition of the Merger Registrable Securities and Contingent Registrable Securities; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holders shall be subject to the receipt by the Company of reasonable assurances from the Holders that they will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by them of any prospectus or preliminary prospectus;

                  (c) as expeditiously as reasonably practicable, use its reasonable best efforts to register or qualify (i) the Merger Registrable Securities covered by the Merger Registration Statement and (ii) the Contingent Registrable Securities covered by the Contingent Registration Statement under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Holders to consummate the public sale or other disposition in such jurisdictions of the Merger Registrable Securities and/or the Contingent Registrable Securities; provided, however, that the Company will not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                  (d) as expeditiously as reasonably practicable, notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in the Merger Registration Statement or the Contingent Registration Statement, as appropriate, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend the Merger Registration Statement or Contingent Registration Statement or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, in the case of a shelf registration, the Company, on one occasion, may delay taking such action for a period of 45 days, during which time the Holders shall not sell any Merger Registrable Securities or Contingent Registrable Securities, as appropriate, if the Board of Directors determines in its reasonable judgment and in good faith that the making of any required disclosure in connection therewith would have a material adverse effect on the Company or substantially interfere with a significant transaction in which the Company is then engaged;



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                  (e) during the Merger Registration Period and the Contingent
Registration Period, use its reasonable best efforts to keep effective and maintain a registration, qualification, approval or listing obtained to cover the Merger Registrable Securities and the Contingent Registrable Securities, as appropriate, as may be necessary for the Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

                  (f) use its reasonable best efforts to cause the Merger Registrable Securities and the Contingent Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Merger Registrable Securities and Contingent Registrable Securities; and

                  (g) enter into customary agreements and take such other actions as are reasonably requested by the Holders in order to expedite or facilitate the disposition of such Merger Registrable Securities and Contingent Registrable Securities.

                  Section 2.04. Expenses. (a) All expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All brokerage and selling commissions allocable to the sale of the Merger Registrable Securities and the Contingent Registrable Securities and fees and expenses of counsel for the Holders applicable to the sales by the Holders in connection with any such registration are herein called "Selling Expenses."

                  (b) The Company will pay all Registration Expenses in connection with the Merger Registration Statement and Contingent Registration Statement filed pursuant to this Agreement, whether or not the Merger Registration Statement or Contingent Registration Statement becomes effective, and the Holders shall pay Selling Expenses in connection with any Merger Registrable Securities and any Contingent Registrable Securities registered pursuant to this Agreement.

                  Section 2.05. Obligations of Holders and Others in Registration. Each Holder agrees to furnish such information regarding such Holder and the Merger Registrable Securities and the Contingent Registrable Securities owned by such Holder and to take such other action as the Company may reasonably request in connection with the registration, qualification or listing of the Merger Registrable Securities and Contingent Registrable Securities. The Company may exclude from the Merger Registration Statement and Contingent Registration Statement, as appropriate, any Holder that timely fails to comply with the provisions of the preceding sentence. Each Holder agrees not to affect the sale of securities under the Merger Registration Statement or Contingent Registration Statement until such Holder has received a prospectus, as needed, and notice of the effectiveness of the Merger Registration Statement or Contingent Registration Statement, as appropriate, of which the prospectus forms a part.



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                  Section 2.06. Indemnification. (a) In the event of the
registration of any Merger Registrable Securities or any Contingent Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder thereunder and each Person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) or actions in respect thereof ("Losses"), joint or several, to which such Holder or controlling Person may become subject under the Securities Act, or otherwise, insofar as such Losses, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Merger Registration Statement or the Contingent Registration Statement on the effective date thereof under which such Merger Registrable Securities or Contingent Registrable Securities, as appropriate, were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus distributed with the consent of the Company or final prospectus contained therein, or any amendment or supplement thereof, including the documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or such controlling Person in writing specifically for use in the Merger Registration Statement or the Contingent Registration Statement, preliminary prospectus, final prospectus or such amendment or supplement thereof, including all documents incorporated by reference therein.

                  (b) In the event of the registration of any Merger Registrable Securities or Contingent Registrable Securities under the Securities Act pursuant to the Agreement, the Holders, jointly and severally, agree to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act against any and all such Losses to which the Company or such directors, officers, employees, agents or controlling Persons may become subject under the Securities Act or otherwise, and will reimburse the Company, each such director, officer, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such Loss, if (a) such Loss arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Merger Registration Statement or the Contingent Registration Statement, preliminary prospectus, final prospectus or such amendment or supplement thereof, including all documents incorporated by reference therein or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and any such statement or omission of a material fact was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Holders specifically for use in connection with the preparation of the Merger Registration Statement or the Contingent Registration Statement, preliminary prospectus, final prospectus or such amendment or supplement thereof, including all documents incorporated by reference therein, or (b) such Loss arises out of or is based upon the Holder's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same; provided, however, that the liability of such Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Holder from



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the sale of the Merger Registrable Securities or Contingent Registrable
Securities giving rise to such indemnification.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.06. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided that such fees and expenses shall be reimbursed for only one counsel for all indemnified parties in addition to any local counsel.

                  (d) If the indemnification provided for in this Section 2.06 is unavailable to the Company or the Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  No person of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.



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                                   ARTICLE III

                  Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

                  (a) if to a Holder, to the Representative of the Holders at the address set forth in the Agreement and Plan of Merger; and

                  (b) if to the Company, initially at its address set forth in the Agreement and Plan of Merger and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

                  All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                  Section 3.02. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 3.03. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 3.04. Governing Law. (a) The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

                  (b) Any dispute, controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled by binding arbitration as the exclusive and sole dispute resolution mechanism. The arbitration shall be held in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") by one or more arbitrators selected in accordance with the Rules. The arbitration shall be held in Dallas, Texas. The award and all decisions of the arbitrator(s) shall be final and binding on all the parties.

                  Section 3.05. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

                  Section 3.06. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company to the Holders.



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                  Section 3.07. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  Section 3.08. Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by the Representative of the Holders.

                  Section 3.09. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that the rights of any Holder under this Agreement may not be assigned to any Person without the written consent of the Company. If the Company consents to such an assignment, the assignee must agree to be bound by the terms and conditions of this Agreement.

                                    * * * * *



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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   TOREADOR RESOURCES CORPORATION



                                   By: /s/ G. THOMAS GRAVES III
                                      -----------------------------------------
                                   Name: G. Thomas Graves III
                                        ---------------------------------------
                                   Title: Chief Executive Officer and President
                                         --------------------------------------

                                   and

                                   THE REPRESENTATIVE OF THE HOLDERS

                                   /s/ EARL E. ROSSMAN, JR.
                                   --------------------------------------------
                                   Earl E. Rossman, Jr.
                                   Representative of the Holders



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